Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1995 - B Owner Trust
                          For the Month of September
                     Distribution Date of October 15, 1997
                           Servicer Certificate #24

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                    $222,431,428.51
Beginning Pool Factor                                           0.4237181

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $9,128,207.84
     Interest Collected                                     $1,626,038.33

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $316,933.22
Total Additional Deposits                                     $316,933.22

Repos / Chargeoffs                                            $271,595.69
Aggregate Number of Notes Charged Off                                  87

Total Available Funds                                      $11,071,179.39

Ending Pool Balance                                       $213,031,624.98
Ending Pool Factor                                              0.4058120

Servicing Fee                                                 $185,359.52

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $12,650,816.38
     Target Percentage                                               5.50%
     Target Balance                                        $11,716,739.37
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($934,077.01)
     Ending Balance                                        $11,716,739.37

Current Weighted Average APR:                                       9.929%
Current Weighted Average Remaining Term (months):                   29.80

Delinquencies                                              Dollars      Notes
    Installments:               1 - 30 days            $2,091,685.16    1,345
                                31 - 60 days             $568,352.81      416
                                60+  days                $189,479.76      111

     Total:                                            $2,849,517.73    1,362

     Balances:                  60+  days              $3,205,363.34      111

Memo Item - Reserve Account
     Prior Month                                      $12,233,728.57
+    Invest. Income                                       $54,440.19
+    Excess Serv.                                        $362,647.62
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $12,650,816.38

Exhibit 20.5
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month  of  September


                                                                                   NOTES
                                                              (Money Market)
                                                   TOTAL        CLASS A - 1       CLASS A - 2       CLASS A - 3      CERTIFICATES
                                            $525,000,000.00   $122,300,000.00   $100,000,000.00   $284,325,000.00   $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                           0.00%             0.00%            96.50%            3.50%
     Coupon                                                            5.750%            5.940%            6.050%           6.220%

Beginning Pool Balance                      $222,431,428.51
Ending Pool Balance                         $213,031,624.98

Collected Principal                           $9,128,207.84
Collected Interest                            $1,626,038.33
Charge - Offs                                   $271,595.69
Liquidation Proceeds / Recoveries               $316,933.22
Servicing                                       $185,359.52
Cash Transfer from Reserve Account                    $0.00
Total Collections Avail for Debt Service     $10,885,819.87

Beginning Balance                           $222,431,428.51             $0.00             $0.00   $208,711,882.48   $13,719,546.03

Interest Due                                  $1,123,368.72             $0.00             $0.00     $1,052,255.74       $71,112.98
Interest Paid                                 $1,123,368.72             $0.00             $0.00     $1,052,255.74       $71,112.98
Principal Due                                 $9,399,803.53             $0.00             $0.00     $9,070,810.41      $328,993.12
Principal Paid                                $9,399,803.53             $0.00             $0.00     $9,070,810.41      $328,993.12

Ending Balance                              $213,031,624.98             $0.00             $0.00   $199,641,072.07   $13,390,552.91
Note / Certificate Pool Factor                                         0.0000            0.0000            0.7022           0.7287
   (Ending Balance / Original Pool Amount)
Total Distributions                          $10,523,172.25             $0.00             $0.00    $10,123,066.15      $400,106.10

Interest Shortfall                                    $0.00             $0.00             $0.00             $0.00            $0.00
Principal Shortfall                                   $0.00             $0.00             $0.00             $0.00            $0.00
     Total Shortfall                                  $0.00             $0.00             $0.00             $0.00            $0.00
      (required from Reserve)
Excess Servicing                                $362,647.62
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance               $12,650,816.38
(Release) / Draw                               ($934,077.01)
Ending Reserve Acct Balance                  $11,716,739.37

Exhibit 20.5
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month  of  September


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                                 5                 4                 3                 2                 1
                                              May-97            Jun-97            Jul-97            Aug-97            Sep-97
Beginning Pool Balance                    $261,855,828.72   $252,433,095.12   $242,048,135.75   $231,978,557.43   $222,431,428.51

A)   Loss Trigger:
Principal of Contracts Charged Off            $275,269.95       $237,065.53       $327,326.14       $276,233.74       $271,595.69
Recoveries                                    $405,872.33       $222,549.50       $255,453.45       $358,241.45       $316,933.22

Total Charged Off (Months 5, 4, 3)            $839,661.62
Total Recoveries (Months 3, 2, 1)             $930,628.12
Net Loss / (Recoveries) for 3 Mos             ($90,966.50(a)

Total Balance (Months 5, 4, 3)            $756,337,059.59(b)

Loss Ratio Annualized  [(a/b) * (12)]             -0.1443%

Trigger:  Is Ratio > 1.5%                              No
                                                                                   Jul-97            Aug-97            Sep-97

B)   Delinquency Trigger:                                                       $3,244,720.77     $2,781,817.29     $3,205,363.34
     Balance delinquency 60+ days                                                    1.34053%          1.19917%          1.44106%
     As % of Beginning Pool Balance                                                  1.28030%          1.26454%          1.32692%
     Three Month Average

Trigger:  Is Average > 2.0%                            No

C)   Noteholders Percent Trigger:                  2.2320%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                            No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer